EXHIBIT 21


                           FORM 10-K DECEMBER 31, 2002

                           COMMISSION FILE NO. 1-8491

                                   EXHIBIT 21

                      HECLA MINING COMPANY AND SUBSIDIARIES

                           SUBSIDIARIES OF REGISTRANT

                                December 31, 2002


                                          State or Country       Percentage of
                                              in Which         Voting Securities
                                             Organized               Owned
                                         ------------------    ----------------

Equinox Resources, Inc.                       Nevada            100       (A)
Golden Financial Corporation                  Idaho             100       (A)
Hecla Resources Investments Limited           Bermuda           100       (A)
Hecla Ventures Corporation                    Nevada            100       (A)
Minera Hecla, S.A. de C.V.                    Mexico            100       (A)
MWCA, Inc.                                    Idaho             100       (A)




(A) Included in the consolidated financial statements filed herewith.